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                                1,900,000 Shares
                                  Common Stock

                                   MGi2, INC.
                            (a Delaware corporation)


                          AGREEMENT AMONG UNDERWRITERS


                                 April ___, 2000


Capital West Securities, Inc., as Representative
One Leadership Square, 2nd Floor
211 North Robinson
Oklahoma City, Oklahoma 73102

Gentlemen:

         This letter confirms the agreement among you, I-Bankers Securities, Inc., Westport Resources Investment Services, Inc., APS Financial Corporation, and other members of the Underwriting Group named in Schedule "1" attached hereto and made a part hereof (individually, the "Underwriter", and collectively, the "Underwriters"), with respect to the purchase by the Underwriters severally from MGi2, Inc. (the "Company") of 1,900,000 shares of Common Stock (the "Securities") pursuant to the Underwriting Agreement of even date herewith between the Company and you, as the managing underwriter (the "Underwriting Agreement"). The number of Securities to be purchased by each Underwriter from the Company will be determined in accordance with paragraph 3 and Schedule "1" of the Underwriting Agreement. It is understood that changes may be made by those who are to be Underwriters and in the respective numbers of Securities to be purchased by them, but that the Underwriting Agreement will not be changed without our consent, except as provided herein and in the Underwriting Agreement. The obligations of the Underwriters to purchase the number of Securities set opposite their respective names in Schedule "1" to the Underwriting Agreement, are herein called their "underwriting obligations." The number of Securities set opposite our respective names in Schedule "1" to the Underwriting Agreement are herein called "our Securities."

1. DEFINITIONS. For purposes of this Agreement the following definitions will be applicable:

         1.1 MANAGER'S CONCESSION. The term "Manager's Concession" means the compensation to you for acting as Manager, as provided in paragraph 2 of this letter of not less than ____% of the underwriting discount. The Manager's Concession will include the right to a portion of the warrants to be issued pursuant to the Underwriting Agreement and the right to the full non-accountable expenses to be paid pursuant to the Underwriting Agreement.

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         1.2      UNDERWRITING CONCESSION. The term "Underwriting Concession"
                  means compensation to the Underwriters for assuming the underwriting risk of not less than ____% of the underwriting discount.

         1.3 DEALER'S CONCESSION. The term "Dealer's Concession" means compensation to Dealers, who are members of the Selling Group and will, as to Dealers who have executed an agreement with you, be not less than ____% of the underwriting discount.

         1.4 DEALER'S REALLOWANCE CONCESSION. The term "Dealer's Reallowance Concession" means the compensation allowed Dealers by Underwriters, other than you, and will be one-half of the Dealer's Concession.

         1.5 UNDERWRITING DISCOUNT. It is contemplated that the underwriting discount will be 9% of the Offering Price (as defined below). You, in your absolute discretion, will determine, within the foregoing limitations, the precise allocation of the underwriting discount and will notify us of same at least 24 hours prior to the execution of the Underwriting Agreement.

2.       AUTHORITY AND COMPENSATION OF REPRESENTATIVE.

         2.1 AUTHORITY. We hereby authorize you, as our Representative and on our behalf, (a) to enter into the Underwriting Agreement with the Company substantially in the form of Exhibit "A" attached hereto, but with such changes therein as in your judgment are not materially adverse to the Underwriters; (b) to exercise all the authority and discretion vested in the Underwriters and in you by the provisions of the Underwriting Agreement; and (c) to take all such action as you, in your discretion, may deem necessary or advisable in order to carry out the provisions of the Underwriting Agreement and this Agreement and the sale and distribution of the Securities. Notwithstanding the foregoing, the time within which the Registration Statement is required to become effective pursuant to the Underwriting Agreement will not be extended more than 48 hours without the approval of a majority in interest of the Underwriters (including you). We authorize you, in executing the Underwriting Agreement on our behalf, to set forth in Schedule "1" of the Underwriting Agreement as our commitment to purchase the number of Securities (which will not be substantially in excess of the number of Securities included in your invitation to participate unless we have agreed otherwise) included in a wire, telex, or similar means of communication transmitted by you to us at least 24 hours prior to the commencement of the offering as our finalized underwriting participation.

         2.2 COMPENSATION. As our share of the compensation for your services hereunder, we will pay you, and we authorize you to charge to our account, a sum equal to the Manager's Concession relating to that particular Group Sale or sale to the Dealers.


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3.       PUBLIC OFFERING.

         3.1 OFFERING PRICE; COMMENCEMENT OF OFFERING. A public offering of the Securities is to be made, as herein provided, as soon after the Registration Statement relating thereto becomes effective as in your judgment is advisable. The Securities will be initially offered to the public at the public offering price of $____ per share. You will advise us by telegraph or telephone when the Securities are released for offering. We authorize you, as Representative of the Underwriters, after the initial public offering, to vary the public offering price, in your sole discretion, by reason of changes in general market conditions or otherwise. The public offering price of the Securities at any time in effect is herein called the "Offering Price."

         3.2 PROSPECTUS DELIVERY. We hereby agree to deliver all preliminary and final Prospectuses as required for compliance with the provisions of Rule 15c2-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and
                  Section 5(b) of the Securities Act of 1933, as amended (the "Securities Act"). You have heretofore delivered to us such preliminary Prospectuses as have been requested by us, receipt of which is hereby acknowledged, and will deliver such final Prospectuses as will be requested by us.

4.       OFFERING TO DEALERS AND GROUP SALES.

         4.1 GROUP SALES. We authorize you to reserve for offering and sale, and on our behalf to sell, to institutions or other retail purchasers (the "Group Sales") and to dealers selected by you (the "Dealers") all, or any part of, our Securities as you may determine. Such sales of Securities, if any, will be made (a) in the case of Group Sales, at the Offering Price, and (b) in the case of sales to Dealers, at the Offering Price less the Dealer's Concession.

         4.2 PROPORTION AND CONCESSION. Any Group Sales will be, as nearly as practicable, in proportion to the underwriting obligations of the respective Underwriters. Any sales to Dealers made for our account will be, as nearly as practicable, in the ratio that the Securities reserved for our account for offering to Dealers bears to the aggregate of all Securities of all Underwriters, including you, so reserved. On any Group Sales or sales to Dealers made by you on our behalf, we will be entitled to receive only the Underwriter's Concession relating to that particular Group Sale or sale to the Dealers.

         4.3 DIRECT SALES; UNSOLD SECURITIES. You agree to notify us not less than 24 hours prior to the commencement of the public offering as to the number of Securities, if any, which we may retain for direct sale. Prior to the termination of this Agreement, you may reserve for offering and sale, as herein before provided, any Securities remaining unsold theretofore retained by us and we may, with your consent, retain any Securities remaining unsold theretofore reserved by you.


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         4.4      AGREEMENTS WITH DEALERS. Sales to Dealers shall be made under a Selected Dealers Agreement, attached hereto as Exhibit "B" and by this reference incorporated herein. We authorize you to determine the form and manner of any communications with Dealers, and to make such changes in the Selected Dealers Agreement, as you may deem appropriate. In the event that there will be any such agreements with Dealers, you are authorized to act as manager thereunder, and we agree, in such event, to be governed by the terms and conditions of such agreements. Each Underwriter agrees that it will not offer any of the Securities for sale at a price below the Offering Price or allow any concession therefrom, except as herein otherwise provided. We, as to our Securities, may enter into agreements with Dealers, but any Dealer's Reallowance Concession will not exceed half of the Dealer's Concession.

         4.5 NASD MEMBERS. It is understood that any person to whom an offer may be made pursuant to paragraph 4, will be a member of the National Association of Securities Dealers, Inc. (the "NASD") or dealers or institutions with their principal place of business located outside of the United States, its territories or possessions, and who are not eligible for membership under Section 1 of the Bylaws of the NASD who agree to make no sales within the United States, its territories or possessions, or to persons who are nationals thereof, or residents therein, and, in making sales, to comply with the NASD's Rules of Fair Practice.

         4.6 PUBLIC ADVERTISEMENT. We authorize you to determine the form and manner of any public advertisement of the Securities.

         4.7 OFFERS PRIOR TO EFFECTIVENESS. Nothing contained in this Agreement will be deemed to restrict our right, subject to the provisions of this paragraph 4, to offer our Securities prior to the effective date of the Registration Statement. Notwithstanding the foregoing, any such offer will be made in compliance with any applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder, and of any applicable state securities laws.

5. REPURCHASES IN THE OPEN MARKET. Any Securities sold by us (otherwise than through you) which, prior to the termination of this Agreement, or such earlier date as you may determine, shall be contracted for or purchased in the open market by you on behalf of any Underwriter or Underwriters, shall be repurchased by us on demand at a price equal to the cost of such purchase plus commissions and taxes, if any, on redelivery. Any Securities delivered on such repurchase need not be the identical Securities originally sold by us. In lieu of delivery of such Securities to us, you may (a) sell such Securities in any manner for our account and charge us with the amount of any loss or expense, or credit us with the amount of any profit, less any expense, resulting from such sale, or (b) charge our account with an amount not in excess of the concession to Dealers on such Securities.

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6. DELIVERY AND PAYMENT. We agree to deliver to you, at or before 9:00 a.m.
Oklahoma City Time, on the Closing Date referred to in the Underwriting Agreement, at your office, a certified or bank cashier's check payable to your order for the Offering Price of the Securities less Dealer's Concession of the Securities which we retained for direct sale by us, the proceeds of which check will be delivered to you, in the manner provided in the Underwriting Agreement, to or for the account of the Company against delivery of certificates for such Securities to you for our account. You are authorized to accept such delivery and to give receipts therefor. You may advance funds for Securities which have been sold or reserved for sale to retail purchasers or Dealers for our account. If we fail (whether or not such failure shall constitute a default hereunder) to deliver to you, or you fail to receive, our check and/or payment for sales made by you for our account for the Securities which we have agreed to purchase, you, individually and not as Representative of the Underwriters, are authorized (but will not be obligated) to make payment, in the manner provided in the Underwriting Agreement to, or for the account of, the Company for such Securities for our account. Any such payment by you will not relieve us of any of our obligations under the Underwriting Agreement or under this Agreement, and we agree to repay you on demand the amount so advanced for our account. We further agree as follows:

         (a) We agree, on demand, to take up and pay for, or to deliver to, you funds sufficient to pay at cost any Securities of the Company purchased by you for our account pursuant to the provisions of paragraph 10 hereof, and to deliver to you on demand any Securities sold by you for our account, pursuant to any provision of this Agreement;

         (b) We authorize you to deliver our Securities, and any other Securities purchased by you for our account, pursuant to the provisions of paragraph 10 hereof, against sales made by you for our account pursuant to any provision of this Agreement;

         (c) Upon receipt by you of payment for the Securities sold by us and/or through you for our account, you will remit to us promptly an amount equal to the Underwriting Concession on such Securities. You agree to cause to be delivered to us, as soon as practicable after the Closing Date referenced in the Underwriting Agreement, such part of our Securities purchased on such Closing Date as will not have been sold or reserved for sale by you for our account; and

         (d) If any Securities reserved for sale in Group Sales or to Dealers will not be purchased and paid for in due course as contemplated hereby, we agree to accept delivery when tendered by you of any Securities so reserved for our account and not so purchased and pay you the Offering Price less the Dealer's and Underwriting Concessions.

7. AUTHORITY TO BORROW. We authorize you to advance your funds for our account (charging current interest rates) and to arrange loans for our account for the purpose of carrying out this Agreement, and in connection therewith, to execute and deliver any notes or other instruments, and to hold, or pledge as security therefor, all or any part of our Securities of the Company purchased hereunder for our account. Any lending bank is hereby authorized to accept your


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instructions as Representative in all matters relating to such loans. Any part of our Securities held by you, may be delivered to us for carrying purposes, and if so delivered, will be redelivered to you upon demand.

8. ALLOCATION OF EXPENSE AND LIABILITY. We authorize you to charge our account with, and we agree to pay (a) all transfer taxes on sales made by you for our account, except as herein otherwise provided, and (b) our proportionate share (based on our underwriting obligations) of all expenses in excess of those reimbursed by the Company incurred by you in connection with the purchase, carrying and distribution, or proposed purchase and distribution, of the Securities and all other expenses arising under the terms of the Underwriting Agreement or this Agreement. Your determination of all such expenses and your allocation thereof will be final and conclusive. Funds for our account at any time in your hands, as our Representative, may be held in your general funds without accountability for interest. As soon as practicable after the termination of this Agreement, the net credit or debit balance in our account, after proper charge and credit for all interim payments and receipts, will be paid to or paid by us. However, you may reserve from distribution an amount to cover possible additional expenses chargeable to the several Underwriters.

9. LIABILITY FOR FUTURE CLAIMS. Neither any statement by you, as Representative of the Underwriters, of any credit or debit balance in our account nor any reservation from distribution to cover possible additional expenses relating to the Securities will constitute any representation by you as to the existence or nonexistence of possible unforeseen expenses or liabilities of or charges against the several Underwriters. Notwithstanding the distribution of any net credit balance to us or the termination of this Agreement, or both, we will be, and remain liable for, and will pay on demand (a) our proportionate share (based on our underwriting obligations) of all expenses and liabilities which may be incurred by, or for the accounts of the Underwriters, including any liability which may be incurred by the Underwriters or any of them, and (b) any transfer taxes paid after such settlement on account of any sale or transfer for our account.

10. STABILIZATION. We authorize you, until the termination of this Agreement,
(a) to make purchases and sales of the Securities, in the open market or otherwise, for long or short account, and on such terms, and at such prices as you, in your discretion, may deem desirable, (b) in arranging for sales of Securities, to over-allot, and (c) either before or after the termination of this Agreement, to cover any short position incurred pursuant to this paragraph 10, subject, however, to the applicable rules and regulations of the Commission under the Exchange Act. All such purchases, sales and over-allotments will be made for the accounts of the several Underwriters as nearly as practicable in proportion to their respective underwriting obligations.

         10.1 NOTIFICATION. If you engage in any stabilizing transactions as representative of the underwriters, you will promptly notify us of that fact and in like manner you agree to promptly notify and file with us any stabilizing transaction in accordance with the requirements of Rule 17a-2(d) under the Exchange Act.

         10.2 UNSOLD SECURITIES. We agree to advise you from time to time, upon request, until the settlement of accounts hereunder, of the number of Securities at the time

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                  retained by us unsold, and we will upon request sell to you, for the accounts of one or more of the several Underwriters, such number of our unsold Securities as you may designate, at the Offering Price less such amount, not in excess of the concession to Dealers, as you may determine.

11. OPEN MARKET TRANSACTIONS. We agree that, except with your consent and except as herein provided upon advice from you, we will not make purchases or sales on the open market or otherwise, or attempt to induce others to make purchases or sales, either before or after the purchase of the Securities, and prior to the completion (as defined in Regulation M of the Exchange Act) of our participation in the distribution, we will otherwise comply with Regulation M. Nothing contained in this paragraph 11 will prohibit us from acting as broker or agent in the execution of unsolicited orders of customers for the purchase or sale of any securities of the Company.

12. BLUE SKY. Prior to the initial offering by the Underwriters, you will inform us as to the states under the respective securities or Blue Sky laws of which it is believed that the Securities have been qualified or are exempt for sale, but you do not assume any responsibility or obligation as to the accuracy of such information or as to the right of any Underwriter or Dealer to sell the Securities in any jurisdiction. We will not sell any Securities in any other state or jurisdiction, and we will not sell Securities in any state or jurisdiction unless we are qualified or licensed to sell securities in such state or jurisdiction. We authorize you, if you deem it inadvisable in arranging sales of Securities for our account hereunder, to sell any of our Securities to any particular Dealer or other buyer, because of the securities or Blue Sky laws of any jurisdiction, to sell our Securities to one or more other Underwriters at the Offering Price less, in the case of a sale to any Dealer, such amount, not in excess of the concession to Dealers thereon, as you may determine. The transfer tax on any such sales among Underwriters shall be treated as an expense and charged to the respective accounts of the several Underwriters, in proportion to their respective underwriting obligations.

13.      DEFAULT BY UNDERWRITERS.

         13.1 DEFAULT. Default by one or more Underwriters, in respect to their obligations under the Underwriting Agreement shall not release us from any of our obligations. In case of such default by one or more Underwriters, you are authorized to increase, pro rata, with the other non-defaulting Underwriters, the number of defaulted Securities which we will be obligated to purchase from the Company. Notwithstanding the foregoing, the aggregate amount of all such increases for all Underwriters will not exceed 10% of such Securities. If the aggregate number of the Securities not taken up by such defaulting Underwriters exceeds 10%, you are further authorized, but are not be obligated, to arrange for the purchase by other persons, who may include yourselves, of all or a portion of the Securities not taken up by such Underwriters. In the event any such increases or arrangements are made, the respective numbers of Securities to be purchased by the non-defaulting Underwriters and by any such other person or persons shall be taken as the basis for the underwriting obligations under this Agreement. However, this will not, in

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                  any way, affect the liability of any defaulting Underwriters to the other Underwriters for damages resulting from such default.

         13.2 PROPORTIONATE SHARES. In the event of default by one or more Underwriters in respect of their obligations under this Agreement to take up and pay for any Securities purchased by you for their respective accounts, pursuant to paragraph 10 hereof, or to deliver any such Securities sold or over-allotted by you for their respective accounts pursuant to any provisions of this Agreement, and to the extent that arrangements will not have been made by you for other persons to assume the obligations of such defaulting Underwriter or Underwriters, each non-defaulting Underwriter will assume its proportionate share of the aforesaid obligations of each such defaulting Underwriter without relieving any such Underwriter of its liability therefor.

14. TERMINATION OF AGREEMENT. Unless earlier terminated by you, the provisions of paragraphs 3, 4, 5, 7, 10, and 11 of this Agreement will, except as otherwise provided therein, terminate 30 full business days after the effective date of the Registration Statement herein referenced, but may be extended by you for an additional period or periods not exceeding 30 full business days in the aggregate. You may, however, terminate this Agreement, or any provisions hereof, at any time by written or telegraphic notice to us.

15. GENERAL POSITION OF THE REPRESENTATIVE. In taking action under this Agreement, you will act only as agent of the several Underwriters. Your authority as Representative of the several Underwriters will include the taking of such action as you may deem advisable in respect of all matters pertaining to any and all offers and sales of the Securities, including the right to make any modifications which you consider necessary or desirable in the arrangements with Dealers or others. You shall be under no liability for, or in respect of, the value of the Securities or the validity or the form thereof, the Registration Statement, the Prospectus, the Underwriting Agreement, or other instruments executed by the Company or others of any agreement on its or their part; nor will you, as such Representative or otherwise, be liable under any of the provisions hereof, or for any matters connected herewith, except for want of good faith, and except for any liability arising under the Securities Act; and no obligation not expressly assumed by you as such Representative herein will be implied from this Agreement. In representing the Underwriters hereunder, you shall act as the representative of each of them respectively. Nothing herein contained will constitute the several Underwriters partners with you or with each other, or render any Underwriter liable for the commitments of any other Underwriter, except as otherwise provided in paragraph 13 hereof. The commitments and liabilities of each of the several Underwriters are several in accordance with their respective underwriting obligations and are not joint.

16. ACKNOWLEDGMENT OF REGISTRATION STATEMENT, ETC. We hereby confirm that we have examined the Registration Statement (including all amendments thereto) relating to the Securities as heretofore filed with the Commission, that we are familiar with the amendment(s) to the Registration Statement and the final form of Prospectus proposed to be filed, that we are willing to accept the responsibilities of an underwriter thereunder, and that we are willing to proceed as

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therein contemplated. We further confirm that the statements made under the heading "Underwriting" in such proposed final form of Prospectus are correct and we authorize you so to advise the Company on our behalf. We understand that the aforementioned documents are subject to further change and that we will be supplied with copies of any amendment or amendments to the Registration Statement and of any amended Prospectus promptly, if and when received by you, but the making of such changes and amendments will not release us or affect our obligations hereunder or under the Underwriting Agreement.

17. INDEMNIFICATION. Each Underwriter, including you, agrees to indemnify and hold harmless each other Underwriter and each person who controls any other Underwriter within the meaning of Section 15 of the Securities Act to the extent of their several commitments under the Underwriting Agreement and upon the terms that such Underwriter agrees to indemnify and hold harmless the Company as set forth in paragraph 9 of the Underwriting Agreement. The Agreement contained in this paragraph 17 will survive any termination of this Agreement Among Underwriters.

18. CAPITAL REQUIREMENTS. We confirm that our ratio of aggregate indebtedness to net capital is such that we may, in accordance with and pursuant to Rule 15c3-1, promulgated by the Commission under the Exchange Act, agree to purchase the number of Securities we may be obligated to purchase under any provision of the Underwriting Agreement or this Agreement.

19.      MISCELLANEOUS.

         19.1 QUESTIONNAIRE. We have transmitted herewith a completed Underwriters' Questionnaire on the form thereof supplied by you.

         19.2 NOTICE. Any notice hereunder from you to us or from us to you will be deemed to have been duly give if sent by registered mail, telegram, teletype, telex, telecopier, graphic scan, or other written form of telecommunication. Notices to us shall be directed to our at address as set forth in the Underwriting Agreement. Notices to you shall be directed to Robert O. McDonald, Robert G. Rader, or Gregory M. Jones, at Capital West Securities, Inc., 211 North Robinson, 2nd Floor, One Leadership Square, Oklahoma City, Oklahoma 73102.

         19.3 NASD MEMBERSHIP. You hereby confirm that you are registered as a broker-dealer with the Commission and that you are a member of the NASD and we confirm that we are either a member of the NASD or a foreign broker-dealer not eligible for membership under Section I of the Bylaws of the NASD, who agrees to make no sales within the United States, its territories or possessions, or to persons who are nationals thereof or residents therein, and, in making sales, to comply with the requirements of the NASD's Interpretation with Respect to Free Riding and Withholding, and with Sections 2730, 2740 and 2420 to the extent applicable to foreign nonmember brokers or dealers, and Section 2750 of the NASD's Rules of Fair Practice.

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         19.4     COMPLIANCE WITH LAWS. We will comply with all applicable
                  federal laws, the laws of the states or other jurisdictions concerned and the Rules and Regulations of the NASD, including, but not limited to, Section 2740 of the Rules of Fair Practice.

         19.5 COUNTERPARTS. This instrument may be signed by the Underwriters in various counterparts which together will constitute one and the same agreement among all the Underwriters and will become effective as between us at such time as you confirm same by returning an executed copy to us, and thereafter, as to us and the other Underwriters, upon execution by them of counterparts which are confirmed by you. In no event, however, will we have any liability under this Agreement if the Underwriting Agreement is not executed.

         Please confirm that the foregoing correctly states the understanding between us by signing and returning to us a counterpart hereof.

                                        Very truly yours,

                                        I-BANKERS SECURITIES, INC.



                                        By
                                          --------------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                        WESTPORT RESOURCES INVESTMENT
                                        SERVICES, INC.


                                        By
                                          --------------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------


                                        APS FINANCIAL CORPORATION


                                        By
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                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------


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                                        By
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                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                        ------------------------------------



                                        By
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                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------



                                        ------------------------------------



                                        By
                                          --------------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------


Confirmed as of the date first above written.

CAPITAL WEST SECURITIES, INC.
As Representative



By
  ----------------------------------
     Robert O. McDonald, Chairman


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